Exhibit 99
ArvinMeritor Increases Total Consideration and Tender Offer
Consideration in Tender Offer for Up to $175 Million of the
Company’s 8-3/4% Notes due 2012
TROY, Mich. (February 26, 2010) — ArvinMeritor, Inc. (NYSE:ARM) today announced that it has increased the price it will pay for its 8-3/4% Notes due 2012 that are tendered pursuant to its previously announced tender offer for up to $175 million aggregate principal amount of ArvinMeritor’s 8-3/4% Notes due 2012.
     The Total Consideration for each $1,000 principal amount of notes tendered pursuant to the offer has been increased to $1,097.50. Holders of notes that are validly tendered and not validly withdrawn at or before 5:00 p.m. New York City time on the Early Tender Date of March 8, 2010 will receive the Total Consideration for their notes that are accepted for purchase in the offer.
     The Tender Offer Consideration for each $1,000 principal amount of notes tendered pursuant to the offer has been increased to $1,067.50. Holders of notes that are validly tendered after 5:00 p.m. New York City time on the Early Tender Date and at or before 11:59 p.m. New York City time on the Expiration Date of March 22, 2010 will receive the Tender Offer Consideration for their notes that are accepted for purchase in the offer. The Tender Offer Consideration consists of the Total Consideration minus the Early Tender Payment (which remains $30.00 for each $1,000 principal amount of notes).
     Holders who tender notes at or before 5:00 p.m. New York City time on March 8, 2010 can withdraw tenders at or before 5:00 p.m. New York City time on March 8, 2010, but not thereafter. Holders who tender notes after 5:00 p.m. New York City time on March 8, 2010 cannot withdraw their tenders.
     In addition to any consideration received, holders who tender notes that are accepted for payment in the offer will be paid any accrued and unpaid interest calculated up to but not including the settlement date. The settlement date is expected to be March 23, 2010, which is one day after the Expiration Date or promptly thereafter.

     The Expiration Date and the Early Tender Date have not been extended and all of the other terms and conditions of the offer remain in effect as described in the Offer to Purchase dated February 23, 2010.
     BofA Merrill Lynch, J.P. Morgan, Citi and RBS are the dealer managers for the offer. Global Bondholder Services Corporation is the Information Agent and Depositary for the offer. This news release is neither an offer to purchase nor a solicitation of an offer to sell the securities. The offer is made only by the Offer to Purchase dated February 23, 2010, and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the offer should contact BofA Merrill Lynch at (888) 292-0070 (U.S. toll free) or (980) 388-9217 (collect), J.P. Morgan at (866) 834-4666 (U.S. toll free) or (866) 834-3424 (collect), Citi at (800) 558-3745 (U.S. toll free) or (212) 723-6106 (collect) or RBS at (877) 297-9832 (U.S. toll free) or (203) 897-6145 (collect). Requests for documents should be directed to Global Bondholder Services Corporation at (866) 540-1500 or (212) 430-3774 (collect).
About ArvinMeritor
     ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers and the aftermarket for the transportation and industrial sectors. The company marked its centennial anniversary in 2009, celebrating a long history of ‘forward thinking.’ The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For important information about the company, visit ArvinMeritor’s Web site at: http://www.arvinmeritor.com/.
Forward-Looking Statements
This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. There are risks and uncertainties as well as potential substantial costs relating to the company’s announced plans to divest the body systems business of our Light Vehicle Systems segment (LVS) and any of the strategic options under which to pursue such divestiture. In the case of any sale of all or a portion of the business, these risks and uncertainties include the timing and certainty of completion of any sale, the terms upon which any purchase and sale agreement may be entered into (including potential substantial costs) and whether closing conditions (some of which may not be within the company’s control) will be met. In the case of any shut down of portions of the business, these risks and uncertainties include the amount of substantial severance and other payments as well as the length of time we will continue to have to operate the business, which is likely to be longer than in a sale scenario. There is also a risk of loss of customers of this business due to the uncertainty as to the future of this business. In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; the demand for commercial, specialty and light vehicles for which the company supplies products; availability and sharply rising costs of raw materials, including steel; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); whether our liquidity will be affected by declining vehicle production volumes in the future; original equipment manufacturer (OEM) program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability, warranty and recall claims; rising costs of pension and other postretirement benefits; and possible changes in accounting rules; as well as other substantial costs, risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
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CONTACTS: Media Inquiries
Lin Cummins
(248) 435-7112
linda.cummins@arvinmeritor.com
Investor Inquiries
Brett Penzkofer
(248) 435-9426
brett.penzkofer@arvinmeritor.com